UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2012

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On January 13, 2012, AAR CORP. (“AAR”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among AAR, certain subsidiary guarantors named therein (the “Guarantors”), and the initial purchasers named in Schedule A thereto relating to the issuance and sale of $175,000,000 in aggregate principal amount of AAR’s 7.25% senior unsecured notes due 2022 (the “Notes”). The Notes were priced at 98.268% of the principal amount thereof, for a yield to maturity of 7.50%.  The net proceeds to AAR from the sale of the Notes are expected to be $167.3 million after deducting the initial purchasers’ discounts and estimated offering expenses.

The sale of the Notes is expected to close on January 23, 2012. AAR intends to use the net proceeds of the offering to repay a portion of the borrowings incurred under its revolving credit agreement to purchase Telair International and Nordisk Aviation on December 2, 2011.

The Purchase Agreement contains customary representations, warranties and agreements by AAR and the Guarantors and indemnification provisions whereby AAR and the Guarantors, on one hand, and the initial purchasers, on the other, have agreed to indemnify each other against certain liabilities. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

In connection with the closing of the sale of the Notes, AAR and the Guarantors intend to enter into (i) an Indenture, among AAR, the Guarantors and U.S. Bank National Association, as trustee, and (ii) a Registration Rights Agreement, among AAR, the Guarantors and the initial purchasers, each relating to the Notes.

The Notes are being offered and sold to the several initial purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

Item 8.01 — Other Events

On January 10, 2012, AAR issued a press release announcing the launch of the offering of the Notes. A copy of AAR’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act.

On January 13, 2012, AAR issued a press release announcing the pricing of the Notes. A copy of AAR’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act.

Neither of the press releases shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer,

solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated January 13, 2012, by and among AAR, certain subsidiary guarantors named therein, and the initial purchasers named in Schedule A thereto.

99.1	Press Release issued by AAR, dated January 10, 2012

99.2	Press Release issued by AAR, dated January 13, 2012

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements, including those relating to AAR’s intention to raise proceeds through the offering of notes, the intended use of proceeds and the expected amount of the proceeds. There can be no assurance that the transactions mentioned in this press release will be completed on the anticipated terms or at all. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include financial market conditions and the final terms of the notes. These forward-looking statements represent AAR’s judgment as of the date of this release. AAR disclaims, however, any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012

AAR CORP.

	By:	/s/ Robert J. Regan

Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated January 13, 2012, by and among AAR, certain subsidiary guarantors named therein, and the initial purchasers named in Schedule A thereto.

99.1	Press Release issued by AAR, dated January 10, 2012

99.2	Press Release issued by AAR, dated January 13, 2012